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Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER SHARES OF COMMON STOCK OF

CYROCOR, INC.

Pursuant to the Offer to Purchase
dated April 29, 2008

THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 12:00 MIDNIGHT, EASTERN TIME, ON MAY 27, 2008 (THE END OF THE DAY ON MAY 27, 2008), UNLESS EXTENDED

The Depositary for the Offer is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

        Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter Of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

        The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SHARES OF COMMON STOCK TENDERED

Names(s) and Address(es) of Registered Holder(s) (Please Fill in, if blank)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)

	Common Stock Share Certificate Number(s)(1)	Total Number of Shares of Common Stock Represented by Share Certificate(s)(1)	Number of Shares of Common Stock Tendered(2)

Total Shares Tendered

(1)
Need not be completed by shareholders who deliver Shares by book-entry transfer ("Book-Entry Shareholders").

(2)
Unless otherwise indicated, all Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

☐
Check here if Share Certificates have been lost or mutilated.

REGISTRATION

IF FUNDS ARE TO BE WIRED TO THE NAME SHOWN AT THE TOP OF THIS FORM OR CHECKS ARE TO BE ISSUED IN A NAME OTHER THAN THAT SHOWN AT THE TOP OF THIS FORM OR ARE TO BE SENT TO AN ADDRESS OTHER THAN THAT SHOWN AT THE TOP OF THIS FORM, PLEASE CHECK ☐ THE BOX AND COMPLETE THE FOLLOWING INFORMATION

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if checks(s) are to be issued in the name of someone other than the registered holder(s)

Name:
Address:

EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

SPECIAL DELIVERY INSTRUCTIONS

Part 1: To be completed ONLY if the funds are to be wired to the registered holder:

Account Name:
Account Number:
ABA Number:
Further Instructions:

Part 2: To be completed ONLY if check(s) are to be mailed to someone other than the registered holder(s) or such registered holder(s) at an address other than shown on the top of this form.

Name:
Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY,
SIGN AND COMPLETE THE W-9 FORM

Ladies and Gentlemen:

        The undersigned hereby tenders to Padres Acquisition Corp., Inc., a Delaware corporation (the "Offeror") and wholly-owned subsidiary of Boston Scientific Scimed, Inc. a Minnesota corporation ("BSS") and wholly-owned subsidiary of Boston Scientific Corporation, a Delaware corporation ("Parent"), the shares described above of its common stock, par value $0.001 per share (the "Shares"), of CyroCor, Inc. a Delaware corporation (the "Company"). Pursuant to the Offeror's offer to purchase all outstanding Shares not owned by BSS at $1.35 per Share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 29, 2008, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated April 15, 2008, among the Offeror, BSS and the Company (the "Merger Agreement"). The Offer expires at 12:00 midnight, New York City time, on May 27, 2008 (the end of the day on May 27, 2008), unless extended as described in the Offer (as extended, the "Expiration Date"). The Offeror reserves the right to transfer or assign, in whole or from time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve us of our obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment.

        The undersigned hereby sells to the Offeror all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints the Transfer Agent as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Shares and any applicable Share certificates for cancellation of such Shares on the Offeror's books. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Offeror will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

        The undersigned recognizes that under certain circumstances set forth in the Offer, the Offeror may not be required to purchase any of the Shares tendered hereby. In that event, the undersigned understands that, in the case of Shares evidenced by certificates, certificate(s) for any Shares not purchased will be returned to the undersigned at the address indicated above. In the case of Shares not evidenced by certificates and held in an investment account, the Transfer Agent will cancel the tender order and no Shares will be withdrawn from the account.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

SIGN HERE
(See Instructions 1, 5, and 8)

SIGNATURE(S) OF
STOCKHOLDERS

DATED:

        Must be signed by registered holder(s) exactly as name(s) appear on first page. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the following information:

NAME(S)

CAPACITY (full title)

ADDRESS

AREA CODE AND TELEPHONE NO.

GUARANTEE OF SIGNATURE(s) (SEE INSTRUCTIONS)

NAME OF FIRM

ADDRESS

AUTHORIZED SIGNATURE

NAME

AREA CODE AND TELEPHONE NO.

SUBSTITUTE	Part I Taxpayer Identification No.—For All Accounts

Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification No.	Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see "How to Obtain a TIN" in the enclosed Guidelines. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.	Social Security Number OR Employee Identification Number	Part II For Payees Exempt From Backup With-holding (see enclosed Guidelines)

Part III Certification—Under penalties of perjury, I certify that:

(1)
The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;

(2)
I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)
I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Signature	Date , 200

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Form W-8BEN (Rev. December 2006) Department of the Treasury Internal Revenue Service
Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding
	> Section references are to the Internal Revenue Code. > See separate instructions. > Give this form to the withholding agent or payer. Do not send to the IRS.	OMB No. 1545-1621

Do not use this form for:		Instead, use Form:
•	A U.S. citizen or other U.S. person, including a resident alien individual	W-9
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United States	W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
•
	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
•	A person acting as an intermediary	W-8IMY
Note: See instructions for additional exceptions.

  Part I.       Identification of Beneficial Owner (See instructions.)

1	Name of individual or organization that is the beneficial owner							2 Country of incorporation or organization

3	Type of beneficial owner:		☐	Individual	☐	Corporation	☐	Disregarded entity	☐	Partnership	☐	Simple trust
	☐	Grantor trust	☐	Complex trust	☐	Estate	☐	Government	☐	International organization
	☐	Central bank of issue	☐	Tax-exempt organization	☐	Private foundation

4	Permanent resident address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

	City or town, state or province. Include postal code where appropriate.								Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.								Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)						7 Foreign tax identifying number, if any (optional)
☐ SSN or ITIN ☐ EIN

8	Reference number(s) (see instructions)

  Part II.       Claim of Tax Treaty Benefits (if applicable)

9	I certify that (check all that apply):
	a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
	b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
	c	☐
The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instruction).
	d	☐
The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
	e	☐
The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.
10
Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article              of the treaty identified on line 9a above to claim a              % rate of withholding on (specify type of income) :
Explain the reasons the beneficial owner meets the terms of the treaty article:

  Part III.       Notional Principal Contracts

11	☐
I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

  Part IV.       Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:
•	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates.
•	The beneficial owner is not a U.S. person.
•
The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner's share of a partnership's effectively connected income, and
•	For the broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.
Sign Here >

	Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN (Rev. 2-2006)
NOTE:
FAILURE TO COMPLETE AND RETURN THE FORM W-9 OR THE FORM W-8BEN, AS APPLICABLE, MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 AND INSTRUCTIONS FOR FORM W-8BEN FOR ADDITIONAL DETAILS.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

         1.    Guarantee of Signatures.    If checks are to be issued in a name other than that shown at the top of this form or are to be sent to an address other than that shown at the top of this form, the signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office, branch or agency in the United States. This Letter of Transmittal is to be used only if you may effect the tender offer transaction yourself and do not intend to request your broker to effect the transaction for you.

         2.    Delivery of Letter of Transmittal.    A properly completed and duly executed Letter of Transmittal, should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address as noted on the bottom on the last page herein and must be received by the Transfer Agent prior to the Expiration Date. The method of delivery of all documents is at the election and risk of the tendering stockholder.

         3.    Inadequate Space.    If the space provided is inadequate, the number of Shares should be listed on a separate signed schedule attached hereto.

         4.    Partial Tenders.    If fewer than all of the Shares in your investment account or evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the column entitled "Number of Shares of Common Stock Tendered." If applicable, a new certificate for the remainder of the Shares evidenced by your old certificate(s) will be sent to you as soon as practicable after the Expiration Date of the Offer. All Shares represented by certificate(s) listed or in your investment account are deemed to have been tendered unless otherwise indicated.

         5.    Signatures on Letter of Transmittal, Authorization and Endorsements.

           (a)    If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signatures(s) must correspond with the name(s) in which the Shares are registered.

           (b)    If the Shares are held of record by two (2) or more joint holders, all such holders must sign this Letter of Transmittal.

           (c)    If any tendered Shares are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

           (d)    When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

           (e)    If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Offeror of their authority so to act.

         6.    Transfer Taxes.    The Offeror will pay all the taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

         7.    Irregularities.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Offeror in its sole discretion, whose determination shall be final and binding. The Offeror reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Offeror, be unlawful. The Offeror also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular stockholder, and the Offeror's interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Offeror shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. Neither the Offeror, the Company, the Transfer Agent, nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

         8.    Important Tax Information.    Under Federal income tax law, a stockholder whose tendered Shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.

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  Exhibit (a)(1)(ii)
LETTER OF TRANSMITTAL
INSTRUCTIONS Forming Part of the Terms and Conditions of the Offer